Exhibit 21

Principal Financial Group, Inc. Member Companies

December 31, 2011

Corporation	State or Country of Domicile

Brasilprev Seguros e Previdencia S.A.	Brazil
CCB Principal Asset Management Company, LTD	China
CCIP, LLC	Delaware
CIMB Principal Islamic Asset Management Sdn. Bhd.	Malaysia
CIMB Wealth Advisors Berhad	Malaysia
CIMB-Principal Asset Management (Singapore) PTE LTD	Singapore
CIMB-Principal Asset Management Berhad	Malaysia
CIMB-Principal Asset Management Company Limited	Thailand
Columbus Circle Investors	Delaware
Delaware Charter Guarantee & Trust Company	Delaware
Distribuidora Principal Mexico, S.A. De C.V.	Mexico
Diversified Dental Services, Inc.	Nevada
Edge Asset Management, Inc.	Washington
Employers Dental Services, Inc.	Arizona
Equity FC, Ltd.	Iowa
Finisterre Capital LLP	United Kingdom
Finisterre Holdings Limited	Malta
Finisterre Malta Limited	Malta
Finisterre USA, Inc.	Delaware
GAVI PREHC HC, LLC	Delaware
GAVI PREPI HC, LLC	Delaware
Morley Capital Management, Inc.	Oregon
Morley Financial Services, Inc.	Oregon
Origin Asset Management LLP	United Kingdom
Petula Associates, Ltd.	Iowa
Petula Prolix Development Company	Iowa
PFG DO Brasil LTDA	Brazil
PGI Finisterre Holding Company Ltd	United Kingdom
PGI Origin Holding Company Ltd	United Kingdom
Post Advisory Group, LLC	Delaware
Preferred Product Network, Inc.	Delaware
Principal Administradora General de Fondos S.A.	Chile
Principal Afore, S.A. De C.V., Principal Grupo Financiero	Mexico
Principal Asset Management Chile S.A.	Chile
Principal Asset Management Company (Asia) Limited	Hong Kong
Principal Bank	Iowa
Principal Commercial Acceptance, LLC	Delaware
Principal Commercial Funding, LLC	Delaware
Principal Compania de Seguros de Vida Chile S.A.	Chile
Principal Consulting (India) Private Limited	India
Principal Creditos Hipotecarios, S.A.	Chile
Principal Dental Services, Inc.	Arizona
Principal Development Investors, LLC	Delaware
Principal Edge Network — Austin, LLC	Delaware
Principal Edge Network — Dallas Ft. Worth, Inc.	Delaware
Principal Edge Network — Georgia, LLC	Delaware
Principal Edge Network — Indiana, LLC	Delaware
Principal Edge Network — Kansas City, LLC	Delaware

Principal Financial Group, Inc. Member Companies

December 31, 2011

(continued)

Corporation	State or Country of Domicile

Principal Edge Network — San Antonio, LLC	Delaware
Principal Edge Network — Tennessee, LLC	Delaware
Principal Edge Network Holdings, Inc.	Delaware
Principal Enterprise Capital, LLC	Delaware
Principal Financial Advisors, Inc.	Iowa
Principal Financial Group (Mauritius) Ltd.	Mauritius
Principal Financial Group, Inc.	Delaware
Principal Financial Group, S.A. De C.V., Grupo Financiero	Mexico
Principal Financial Services (Australia), Inc.	Iowa
Principal Financial Services, Inc.	Iowa
Principal Fondos de Inversión, S.A. de C.V., Operadora de Fondos de Inversión, Principal Grupo Financiero	Mexico
Principal Funds Distributor, Inc.	Washington
Principal Generation Plant, LLC	Delaware
Principal Global Columbus Circle, LLC	Delaware
Principal Global Investors (Asia) Limited	Hong Kong
Principal Global Investors (Australia) Limited	Australia
Principal Global Investors (Australia) Service Company Pty Ltd	Australia
Principal Global Investors (Europe) Limited	United Kingdom
Principal Global Investors (Hong Kong) Limited	Hong Kong
Principal Global Investors (Ireland) Limited	Ireland
Principal Global Investors (Japan) Limited	Japan
Principal Global Investors (Singapore) Limited	Singapore
Principal Global Investors Holding Company, Inc.	Delaware
Principal Global Investors Participacoes Ltda.	Brazil
Principal Global Investors Trust	Delaware
Principal Global Investors, LLC	Delaware
Principal Global Services Private Limited	India
Principal Health Care, Inc.	Iowa
Principal Holding Company, LLC	Iowa
Principal Insurance Company (Hong Kong) Limited	Hong Kong
Principal International (Asia) Limited	Hong Kong
Principal International de Chile S.A.	Chile
Principal International Holding Company, LLC	Delaware
Principal International, Inc.	Iowa
Principal Investors Corporation	New Jersey
Principal Life Insurance Company	Iowa
Principal Life Insurance Company of Iowa	Iowa
Principal Management Corporation	Iowa
Principal Mexico Compania de Seguros, S.A. De C.V., Principal Grupo Financiero	Mexico
Principal Mexico Servicios, S.A. De C.V.	Mexico
Principal National Life Insurance Company	Iowa
Principal Nominee Company (Hong Kong) Limited	Hong Kong
Principal Pensiones, S.A. De C.V., Principal Grupo Financiero	Mexico
Principal PNB Asset Management Company Private Limited	India
Principal Real Estate Fund Investors, LLC	Delaware
Principal Real Estate Holding Company, LLC	Delaware
Principal Real Estate Investors, LLC	Delaware

Principal Financial Group, Inc. Member Companies

December 31, 2011

(continued)

Corporation	State or Country of Domicile

Principal Real Estate Portfolio, Inc.	Delaware
Principal Reinsurance Company of Delaware	Delaware
Principal Reinsurance Company of Vermont	Vermont
Principal Retirement Advisors Private Limited	India
Principal Servicios Corporativos Chile Ltda.	Chile
Principal Shareholder Services, Inc.	Washington
Principal Trust Company (Asia) Limited	Hong Kong
Principal Trustee Company Private Limited	India
Principal Wellness Company	Indiana
Princor Financial Services Corporation	Iowa
PrinCorp Wealth Advisors (Asia) Limited	Hong Kong
PT CIMB Principal Asset Management	Indonesia
Spectrum Asset Management, Inc.	Connecticut
Union Bond & Trust Company	Oregon